U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):  December 17, 2012

STAR BUFFET, INC.
(Exact name of registrant as specified in its charter)

0-6054
(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	84-1430786 (IRS Employer Identification No.)

1312 N. Scottsdale Road
Scottsdale, Arizona  85257
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (480) 425-0397

Former name or former address, if changed since last report:  Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03          Bankruptcy or Receivership.

As previously disclosed, on September 28, 2011, Star Buffet, Inc. (the “Company”) filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”), in the proceeding titled In re: Star Buffet, Inc., Case No.2:11-bk-27518-GBN (the “Chapter 11 Case”). None of the Company’s subsidiaries other than Summit Family Restaurants Inc. (“Summit”) were included in the bankruptcy filing. On March 26, 2012, the Company filed with the Bankruptcy Court a proposed plan of reorganization and related disclosure statement (the “Disclosure Statement”) in accordance with the Bankruptcy Code. The proposed plan of reorganization was subsequently amended on May 24, 2012 (the “First Amended Plan”) and October 17, 2012 (the “Second Amended Plan”).

On December 17, 2012, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Second Amended Plan. The Disclosure Statement was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed April 5, 2012. A copy of the Confirmation Order and the Second Amended Plan as confirmed are attached hereto as Exhibits 2.1 and 2.2, respectively and are incorporated herein by reference. The deadline to appeal the Confirmation Order is December 31, 2012. The Second Amended Plan provides that it will become effective on January 17, 2013 or such earlier date as may be designated by the Company.

On December 19, 2012, the Company issued a press release announcing the Bankruptcy Court’s confirmation of the Plan. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.      Description

2.1                     Confirmation Order

2.2                     Second Amended Plan of Reorganization

99.1                   Press Release dated December 19, 2012.

Forward-Looking Statements

This current report on Form 8-K, as well as other statements made by the Company may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to attract, motivate and/or retain key executives and associates; (iii) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (iv) the Company’s ability to maintain contracts and leases that are important to its operations; (v) the potential adverse impact of the Chapter 11 Case on the Company’s liquidity or results of operations; and (vi) the ability of the Company to execute its business plans and strategy. Other risk factors are listed from time to time in the Company’s United States Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the year ended January 25, 2010. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Similarly, these and other factors, including the terms of any plan of reorganization ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the Chapter 11 Case to each of these constituencies. A plan or plans of reorganization could result in holders of the Company’s common stock or other equity interests receiving no distribution and having their equity interests terminated and could result in holders of claims relating to pre-petition liabilities receiving little or no distribution. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that certain creditors or equity holders do not receive or retain property on account of their claims or equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock and claims to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value and cautions creditors that the value of their claims is indeterminate at present. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in the Company’s common stock or other equity interest or any claims relating to pre-petition liabilities.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Buffet, Inc.

Date: December 20, 2012	By:	/s/ Robert E. Wheaton
Robert E. Wheaton, Chief Executive Officer, President and Chairman